Exhibit 99.2

TKK Symphony Acquisition of Glory Star New Media Conference Call Script

[10/24/2019, 8:00 A.M. EDT]

Conference Call Operator

Ladies and gentlemen, welcome to the TKK Symphony Acquisition of Glory Star New Media Group conference call. All participants will be in listen-only mode, and there will not be a question-and-answer session. Today’s conference is being recorded. At this time, I would like to turn the call over to Mr. Will Dyke, Associate of ICR, for opening remarks and introductions. Please go ahead, Sir.

Will Dyke, Associate, ICR

Hello, everyone. TKK Symphony announced its business combination with Glory Star New Media Group on September 6 and filed a tender offer statement with the SEC on October 17, 2019. Now we would like to provide more details on the rationale behind the business combination. You may find today’s presentation on the company’s website at ir.yaoshixinghui.com, or “I R dot Y A O S H I X I N G H U I dot com” and the SEC’s website at www.sec.gov.

Joining us on the call today will be Mr. Sing Wang, Chairman and CEO of TKK Symphony, and Mr. Bing Zhang, co-founder and CEO of Glory Star. But before we begin, let’s briefly review the safe harbor statement and the non-GAAP financial measures disclaimer for regulatory compliance.

Please note that this call may contain forward-looking statements made pursuant to the Safe Harbor provision for the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations that involve known and unknown risks, uncertainties, and other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or expectations implied by these forward-looking statements.

Please also note that the company will discuss non-GAAP measures today, which are more thoroughly explained and reconciled to the most comparable measures reported under the Generally Accepted Accounting Principles in the company's filings with the SEC. You're reminded that such non-GAAP measures should not be viewed in isolation or as an alternative to the equivalent GAAP measure and that non-GAAP measures are not uniformly defined by all companies including those in the same industry.

With that said, I will now turn the call over to Mr. Sing Wang, Chairman and CEO of TKK Symphony.

Sing Wang, Chairman and CEO of TKK Symphony

Thank you, Will. Welcome everyone to the TKK Symphony and Glory Star New Media conference call.

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As you all know, after the market-close on September 6, 2019, we announced the execution of a definitive share exchange agreement. Under the agreement, Glory Star will exchange 100% of its equity holdings for an initial consideration of $425 million in value of TKK Symphony shares. After the closing of this transaction, TKK will change its name to Glory Star New Media Group Holdings Limited. We aim to grow Glory Star’s leading mobile entertainment platform throughout China. This announcement marks the conclusion of our strenuous review process. We have spent a lot of time analyzing both market dynamics and industry competition. We believe that, based on our due diligence, Glory Star has a number of highly-unique competitive advantages. Those advantages will continue to augment its leadership in the new media industry.

Now let’s turn to page 2 of the presentation published on Glory Star’s IR web site.

Established in 2016, Glory Star provides advertising and content production services, and operates a mobile and online digital media and entertainment business in China. Furthermore, Glory Star has built a leading e-commerce platform in China. It’s CHEERS mobile app allows users to access its online store, as well as video content, live streaming, and online games. Currently, Glory Star provides a variety of content, including short videos, online variety shows, online drama, live streaming, and the Cheers lifestyle video series.

Since its inception, Glory Star has leveraged its unique capability to market and monetize original, premium content through multiple sales channels. Its innovative business model, accomplished management team, and specialized big data system have enabled it to grow its user base significantly. At the same time, it has secured incredible B2B advertisement deals with some of the most renowned domestic and international brands. As of June 30, 2019, Glory Star had distributed nearly 70 thousand minutes of proprietary video content to its users and received more than 4.2 billion views cumulatively. Additionally, as of September 30, 2019, downloads of its CHEERs mobile app exceeded 65 million, further illustrating the appeal of its content.

Turning to Page 3.

We incorporated TKK Symphony in 2018 as a special purpose acquisition corporation. In August of last year, we successfully completed an IPO on Nasdaq and raised $250 million. Since our IPO, we have been actively seeking an acquisition target.

Our TKK Symphony management team and board of directors have extensive knowledge in consumer, lifestyle, new media, and e-commerce sectors, both in China and internationally. In search of a suitable acquisition target, we initially cast a wide net in terms of industry and geographic location. Glory Star New Media Group fits our investment criteria the best, as it straddles both online and mobile video advertising as well as the growing e-commerce industries. We are excited to grow together through this business combination.

According to the transaction agreement, Glory Star will exchange 100% of its equity holdings for an initial consideration of $425 million in value of TKK Symphony shares. All amounts remaining in TKK Symphony’s trust account at closing will be used for the growth and expansion of the combined entity.

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The transaction is expected to have an adjusted equity value of 529.0 million US dollars, including 10 million earnout shares at an assumed price of $10.26 per share. This is equivalent to 22.9 times and 14.2 times Price to Earnings in 2019 and 2020, respectively, based on earnout terms. The selling shareholder will rollover all of its equity for an estimated 80.37% initial ownership, assuming all of TKK Symphony’s shareholders elect to redeem their shares at closing.

Upon transaction closing, TKK will change its name to Glory Star New Media Group Holdings Limited, change its ticker symbol to “GSMG”, and continue to trade on Nasdaq. Mr. Bing Zhang, co-founder, chairman and CEO of Glory Star, will remain as chairman and CEO of the combined entity, and I will become an independent director of its board. We will uphold our mission of integrating premium lifestyle content with innovative mobile technology and e-commerce offerings to enrich people’s lives.

The transaction is expected to close by the end of 2019, subject to customary closing conditions.

As Page 4 of the presentation shows, we are excited about this transaction for five key reasons: a tremendous market opportunity with favorable trends, an innovative business model, an experienced management team, solid financial performance, and a fair valuation with attractive earnout terms that align the interests of all parties.

I would now like to turn the call over to Bing Zhang, the chairman, CEO, and co-founder of Glory Star New Media, to discuss these points in greater detail.

Bing Zhang, Co-Founder, Chairman and CEO of Glory Star New Media

Thank you, Sing, and hello, everyone. This is Will Dyke, Associate of ICR. As the IR representative of the Company, I will now speak on behalf of Mr. Bing Zhang, co-founder and CEO of Glory Star New Media.

Established in November 2016, Glory Star has pioneered a unique, new business model integrating e-commerce services with premium video content. The Company has become a leading online digital media and entertainment company in China, with a strong track record both in terms of viewership and production capabilities. In 2017, we launched our signature lifestyle video series, Cheers. In 2018, we launched CHEERS APP to integrate e-commerce services with professionally-produced content.

Currently, we are among the top market participants by GMV in the professionally-generated-video e-commerce industry. We serve millions of users through both third-party platforms and our mobile APP. Through the innovative integration of e-commerce services with premium lifestyle content, we have effectively pioneered a unique, new media model. Our ability to integrate highly engaging content with e-commerce services has enabled us to capitalize on the immense growth potential of China’s mobile live streaming and short-videos markets while cultivating new, innovative monetization opportunities. Going forward, we expect our extensive industry knowledge, deep pool of professional talent, and robust operating performance to continue enhancing our financial performance and launch us into a new stage of growth.

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Turning to Page 5.

Our DNA as a new media pioneer has enabled us to participate in several fast-growth industries in China, including advertising, live streaming, and short videos, as well as traditional and social e-commerce. More importantly, each of these industries is trending up and to the right. Let’s take a moment to consider a few of the metrics that help to illustrate the current growth potential.

According to reports by the State Administration for Industry and Commerce and iResearch:

●	In 2018, China’s advertising market reached RMB 799.1 billion, with a CAGR of 9.3% between 2014 and 2018;
●	In the same period, lifestyle content categories accounted for 7 of the top 10 categories by ad spend, with Food accounting for 11.9% of the total ad spend;
●	China has one of the largest live-streaming and short-form video ad markets in the world. By 2019, the live streaming ad market in China is expected to grow to 5.2 billion RMB and the short video ad market in China is expected to grow to 32.8 billion RMB;
●	The Chinese mobile shopping population has increased significantly, from 236 million in 2014 to 592 million in 2018;
●	As a result, the size of China’s social e-Commerce market reached 626.9 billion RMB in 2018 and is expected to reach 2.9 trillion RMB by 2021.

The current market momentum has created a favorable environment for our business’s operating performance in 2019 to date. As shown on page 6 of the presentation, we have expanded both vertically and horizontally. We continue to acquire customers through high-quality content, cultivate users’ desires to make purchases through video offerings, and improve our retention rate with repeat purchases, all of which have yielded promising results.

●	As of June 30, 2019, we had distributed nearly 70 thousand minutes of proprietary video content to our users in a variety of content categories, achieving more than 4.2 billion views cumulatively.
●	We have incubated over 70 proprietary short-form video content IPs. Our interactive live-streaming quiz show “Shopping Genius” recorded over 500 thousand live viewers on average.
●	As of September 30, 2019, cumulative downloads of our Cheers mobile app exceeded 65 million, reaching more than 23.5 million Monthly Active Users and 3.6 million Daily Active Users on average in the period.
●	More importantly, we have also integrated marketplace, video SNS, and membership rewards systems within our platform to explore additional monetization opportunities.

This strong operating performance demonstrates our ability to effectively market and monetize original, premium lifestyle content through multiple sales channels in China.

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By integrating lifestyle content and e-commerce services, we have elevated ourselves above the crowd and become a leader in our field, consistently growing our active user base while prudently managing the costs of acquiring new customers. Notably, our ability to continually grow our user base is a product of our healthy ecosystem, highly-engaging video content, and flagship e-Mall property.

We have also purposefully cultivated a number of key differentiations to bolster our competitive advantages and widen our economic moat.

Please turn to Page 7.

We primarily target millennials with a wide breadth of product offerings as they increasingly live their lives online. This is accomplished through a carefully planned content strategy that tailors content genres, platform selection, and production quality to our targeted demographic.

As we continue expanding our leading content library, we are also increasingly able to leverage our professionally-generated content to drive consumers to our e-Mall. On e-Mall, our customers can access thousands of domestic and international consumer and lifestyle brand partners.

After driving consumers to e-Mall, we are able to convert them into customers through both our innovative membership program and rewards system. This model has proven so effective, that, in 2019, we achieved a customer retention rate of around 70% showcasing the health of our uniquely positioned, content-driven ecosystem and vitality of our one-stop consumer solution. This strategy strongly supports the long-term success of our business, continuously enhancing our brand and supercharging our ecosystem.

Turning to Page 8.

We have leveraged our highly engaging content to design an innovative membership and rewards system. This system cultivates our users’ consumption habits on e-Mall by leveraging our premium, lifestyle video content. As members consume and interact with our short-form video and live streaming content, they simultaneously enjoy exclusive discounts and earn rewards. This strong value proposition, combined with our premium brand, sticky ecosystem, industry-leading retention rate, and premium content has also increased our attractiveness to other business customers.

Turning to Page 9.

Upon the closing of the deal, we have arranged for an experienced management team with strong industry talent and deep professional experience to assume leadership of the company.

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I, Bing Zhang, am a co-founder, the chairman and CEO of Glory Star. Prior to starting Glory Star, I pioneered the televising of fashion content and created the first online variety show in China and have received a number of awards in the media industry. After the transaction closes, I will serve as Chairman of GSMG and remain CEO.

Also remaining in their roles are, Jia Lu, co-founder and SVP of Glory Star, and Ran Zhang, co-founder and VP of Glory Star. Furthermore, we have an elite operational team of around 170 professionals and a highly competent management team, the majority of whom have been working together for more than 8 years.

Turning to page 10.

Now, I would like to give you an overview of our financials.

We are pleased to note that Glory Star is profitable and growing rapidly. Our revenues grew by 74.1% from 33.2 million USD in 2017 to 57.8 million USD in 2018. Improvements in our various product offerings, which generate revenues through advertising, copyright and distribution, production, and e-Commerce services, drove this strong growth momentum.

Importantly, we have also expanded our profitability while growing revenues. In 2018, our income from operations increased to 13.5 million USD from 10.3 million USD in 2017.

Our adjusted net profit increased to 12.9 million USD in 2018 from 11.0 million USD in 2017. For our adjusted net profits in 2019 and 2020, we are targeting 25.4 million USD and 44.4 million USD, respectively, to hit our earnout targets.

I will now turn the call back to Sing for a recap of the transaction.

Sing Wang, Chairman and CEO of TKK Symphony

Thank you, Will, for speaking on behalf of Chairman Zhang.

Let’s now turn to Page 11 of the presentation.

We anticipate an initial equity value of 529.0 million USD, implying 22.9 times the estimated price-to-adjusted earnout earnings multiple for 2019, and 14.2 times the estimated price-to-adjusted earnout earnings multiple for 2020.

If no TKK Symphony shareholders elect to redeem their shares at closing, Glory Star’s current shareholders will hold approximately 54.96% of the combined company, TKK Symphony’s public shareholders will own approximately 36.49%, and TKK’s founders and affiliates will own approximately 8.56%. If all of TKK Symphony’s shareholders elect to redeem their shares at closing, Glory Star’s current shareholders will hold approximately 80.37% of the combined company, TKK Symphony’s public shareholders will own approximately 7.12%, and TKK’s founders and affiliates will own approximately 12.51%.

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The transaction has an incentive earnout mechanism. Glory Star’s shareholders shall be entitled to receive an additional 5 million ordinary shares if its adjusted net income for 2019 is equal to or greater than 180 million RMB. Shareholders will receive an additional 5 million ordinary shares if its adjusted net income for 2020 is equal to or greater than 315 million RMB. However, should Glory Star fail to meet the earnout target for any earnout year, Glory Star’s shareholders shall not be entitled to receive any earnout shares for that earnout year. If the aggregate adjusted net income for both earnout years combined is at least 495 million RMB, Glory Star’s shareholders shall be entitled to receive any earnout shares that they otherwise did not receive.

Turning to Page 12.

In summary, we are excited about the merger between TKK Symphony and Glory Star. We believe that the combined company will generate substantial shareholder value, as it enjoys a tremendous market opportunity and operates an innovative business model. More importantly, it has an experienced management team. Chairman Zhang has over 30 years of industry experience. The majority of the executive team has worked together for at least 8 years. Under their leadership, we are confident that the Company can continue to deliver solid financial performance going forward. Above all, the deal terms and valuation of this transaction are very attractive to long-term shareholders.

As a reminder, the transaction has been unanimously approved by the boards of both TKK Symphony and Glory Star. Completion of the transaction is subject to customary closing conditions detailed in the Tender Offer statement.

This concludes our remarks for today. Thank you for joining the call. Please do not hesitate to contact us with any questions about the business or transaction. We look forward to speaking with everyone again in the future.

This concludes this conference call. Thank you, operator.

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